                                                                  EXHIBIT 4.3
                                                                  CONFORMED COPY



                                 $100,000,000

                                     JAFRA
                            COSMETICS INTERNATIONAL

                   11 3/4% SENIOR SUBORDINATED NOTES DUE 2008


                               PURCHASE AGREEMENT
                               ------------------

                                                                  April 28, 1998


Credit Suisse First Boston Corporation
Chase Securities Inc.
   c/o Credit Suisse First Boston Corporation,
      Eleven Madison Avenue,
         New York, N.Y. 10010-3629


Dear Sirs:

      1. Introductory. CDRJ Acquisition Corporation, a company incorporated under the laws of Delaware ("Acquisition Co."), and Jafra Cosmetics International, S.A. de C.V., a company established under the laws of Mexico ("Jafra S.A."), propose, subject to the terms and conditions stated herein, to severally issue and sell to the several initial purchasers named in Schedule A hereto (the "Purchasers") U.S.$100,000,000 principal amount of their 11 3/4% Senior Subordinated Notes Due 2008 (the "Offered Securities") to be issued under an Indenture to be dated as of April 30, 1998 (the "Indenture"), among Acquisition Co., Jafra S.A., CDRJ Investments (Lux) S.A., a Luxembourg company ("Parent"), and State Street Bank and Trust Company, as Trustee. The Subsidiary Note Guarantors named in Schedule B hereto (the "Subsidiary Guarantors" and, together with Parent, the "Guarantors") will execute and deliver a supplement to the Indenture, whereby they will guarantee the Notes (the "Indenture Supplement").

      The net proceeds of the offering will be used to finance the acquisition by Parent of the worldwide Jafra cosmetics business from The Gillette Company (such business, the "Acquired Business," and such acquisition, the "Acquisition"). At the time of the Acquisition, Acquisition Co. will merge with Jafra Cosmetics International, Inc., a company organized under the laws of California ("JCI"), with Acquisition Co. or JCI as the surviving entity (the "U.S. Surviving Company"). In connection with the Acquisition, Jafra S.A. will acquire the stock of Grupo Jafra, S.A. de C.V., a company established under the laws of Mexico ("Grupo Jafra"), which will thereafter merge into Jafra S.A., with Jafra S.A. as the surviving entity. Unless otherwise indicated or unless context otherwise requires, the term "U.S. Issuer" refers to (i) for the period prior to the Acquisition, Acquisition Co. and (ii) for the period after the Acquisition, the U.S. Surviving Company. Such U.S. Issuer and Jafra S.A. are herein referred to as the "Issuers." Each Issuer will be an indirect, wholly owned subsidiary of Parent.

      Parent will fully and unconditionally guarantee the Offered Securities on a senior subordinated basis on the terms provided in the Indenture (the "Parent Guarantee"). The U.S. Issuer's obligations with respect to the Offered Securities will also be guaranteed by Jafra S.A. (the "Jafra S.A. Cross Guarantee") and by each subsequently acquired or organized U.S. subsidiary of the U.S. Issuer, subject to certain exceptions. Jafra


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S.A.'s obligations with respect to the Offered Securities will also be guaranteed by the U.S. Issuer (the "U.S. Issuer Cross Guarantee") and each existing and subsequently acquired or organized subsidiary of Jafra S.A. (together with the U.S. subsidiary guarantees, the "Subsidiary Guarantees"). The Parent Guarantee, the Jafra S.A. Cross Guarantee, the U.S. Issuer Cross Guarantee and the Subsidiary Guarantees are herein referred to collectively as the "Guarantees."

               The Offered Securities will be offered and sold to the Purchasers without being registered under the Securities Act of 1933 (the "Securities Act"), in reliance upon an exemption therefrom. Holders of the Offered Securities (including the Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement (the "Registration Rights Agreement"), pursuant to which the Issuers and the Guarantors will agree to use reasonable best efforts to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior subordinated notes of each of the U.S. Issuer and Jafra S.A. (the "Exchange Securities"), which will be identical in all material respects to the Offered Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions or with respect to additional interest) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

      Each Issuer and Parent hereby agrees with the several Purchasers as follows:

      2. Representations and Warranties of Each Issuer and Parent. Each Issuer and Parent, jointly and severally, represents and warrants to the several Purchasers that:

               (a) A preliminary offering circular and an offering circular relating to the Offered Securities to be reoffered by the Purchasers have been prepared by the Issuers and Parent. Such preliminary offering circular and offering circular, as supplemented as of the date of this Agreement, are hereinafter collectively referred to as the "Offering Document." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Issuers by any Purchaser through Credit Suisse First Boston Corporation ("CSFBC") specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

               (b) Acquisition Co. has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware; JCI has been duly incorporated and is an existing corporation in good standing under the laws of the State of California; Jafra S.A. and Grupo Jafra have been duly incorporated and each is an existing corporation under the laws of Mexico; and Parent has been duly incorporated and is an existing corporation under the laws of Luxembourg; each with corporate power and authority to own its properties and conduct its business as described in the Offering Document; and each of Acquisition Co. and JCI is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in such jurisdiction in which the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, properties, results of operations or condition (financial and other) of Parent and Parent's consolidated subsidiaries taken as a whole (a "Material Adverse Effect").

               (c) On the Closing Date, each subsidiary of Parent will have been duly incorporated and be an existing corporation under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Offering Document (except as would not reasonably be expected to have a Material Adverse Effect); and each subsidiary of Parent will have been duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; all of the issued and outstanding capital stock of each subsidiary of Parent, including those of the U.S. Issuer and Jafra S.A., will have been duly authorized and validly issued and be fully paid and nonassessable; and the capital stock of each subsidiary owned by Parent, including those of the U.S. Issuer and Jafra S.A., directly or through subsidiaries, will be owned free from liens, encumbrances and defects, except for such liens, encumbrances or defects as (i) would not reasonably be expected to have a Material Adverse Effect or (ii) may arise pursuant to the Senior Credit

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Agreement (as defined in the Offering Document) in connection with the transactions contemplated thereunder.

               (d) When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly authorized, executed and delivered by the Issuers, such Offered Securities will have been duly authorized, executed, issued and delivered by the Issuers and will conform to the description thereof contained in the Offering Document in all material respects and the Indenture and such Offered Securities will constitute valid and legally binding obligations of each Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (e) On the Closing Date, each Guarantee will have been duly authorized, and the Indenture and Indenture Supplement providing therefor shall have been duly authorized, executed and delivered, by the relevant Guarantor and, upon such execution and delivery, each such Guarantee and the Indenture or Indenture Supplement, as appropriate, will constitute valid and legally binding obligations of the relevant Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (f) This Agreement has been duly authorized, executed and delivered by Acquisition Co., Jafra S.A., and Parent and, on the Closing Date, following the consummation of the Acquisition, one or more agreements or instruments by which JCI (if the U.S. Surviving Company) and each of the Subsidiary Guarantors will become a party to this Agreement will be duly authorized, executed and delivered by each of them.

               (g) On the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by each Issuer and Guarantor and, upon such execution and delivery, will constitute valid and legally binding obligations of each Issuer and Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (h) There are no contracts, agreements or understandings between any Issuer or Guarantor and any person that would give rise to a valid claim against any Purchaser for any brokerage commission, finders fee or other like payment in connection with the transactions contemplated in this Agreement, and any such payment by any Issuer or Guarantor will not have a Material Adverse Effect.

               (i) Except for (i) such consents, approvals, authorizations, orders of filings as may be required to be obtained or made under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and applicable state securities laws as provided in the Registration Rights Agreement, (ii) such consents, approvals, authorizations, orders or filings as have been made or obtained, or (iii) as disclosed in the Offering Document, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be made or obtained by any of the Issuers or the Guarantors for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Issuers or the enforceability of the Guarantees issued in connection therewith.

               (j) The execution, delivery and performance of the Indenture, the Guarantees and this Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, binding upon, or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Parent or any subsidiary of Parent, including the U.S. Issuer and Jafra S.A., or any of their properties, or any agreement or instrument to which Parent or any such subsidiary is a party or by which Parent or any such subsidiary is bound or to which any of the properties of Parent or any such subsidiary is subject, or the charter or by-laws, or equivalent constituent documents, of Parent or any such subsidiary, except where such breach, violation or default would not reasonably be expected to have a Material Adverse Effect; and on the Closing Date each of the Issuers and the Guarantors

                                       3
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will have full corporate power and authority to authorize and to issue and sell
(in the case of the Issuers) or to guarantee (in the case of Guarantors) the Offered Securities as contemplated by this Agreement.

               (k) Except as disclosed in the Offering Document, on the Closing Date after giving effect to the consummation of the Acquisition, Parent and its subsidiaries, including the U.S. Issuer and Jafra S.A., will have good and marketable title to all real properties and good and valid title all other properties and assets owned by them or necessary to conduct the Acquired Business as it has been operated, in each case free from liens, encumbrances and defects not permitted by the Indenture, except for such failures to have such title and such liens, encumbrances and defects as would not reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Offering Document, Parent and each of its subsidiaries hold any leased real or personal property under valid and enforceable leases, except as would not reasonably be expected to have a Material Adverse Effect.

               (l) On the Closing Date after giving effect to the consummation of the Acquisition, Parent and its subsidiaries, including the U.S. Issuer and Jafra S.A., will possess adequate certificates, authorizations or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them or necessary to conduct the Acquired Business as it has been operated, except for any that must be transferred or reapplied for as a result of the Acquisition, and except as would not reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

               (m) No labor dispute with the employees of Parent or any of its subsidiaries, including the U.S. Issuer and Jafra S.A., exists or, to the knowledge of either Issuer or Parent, is imminent, that would reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Acquired Business.

               (n) Except as disclosed in the Offering Document, Parent and its subsidiaries, including the U.S. Issuer and Jafra S.A., (i) own, possess or can acquire on reasonable terms, adequate trademarks, trade names, know-how, patents, copyrights, technology and processes (collectively, "intellectual property rights") necessary to conduct the business now operated by them or presently employed by them, except as would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Acquired Business, and (ii) no claim has been asserted and is pending claiming that the intellectual property rights infringe on or conflict with asserted rights of others, that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Acquired Business.

               (o) Neither Parent nor any of its subsidiaries, including the U.S. Issuer and Jafra S.A., is in violation of any statute, or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Acquired Business.

               (p) There are no pending actions, suits or proceedings against or affecting Parent, any of its subsidiaries, including the U.S. Issuer and Jafra S.A., or any of their respective properties that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, would reasonably be expected to materially and adversely affect the ability of any Issuer or Guarantor to perform its obligations under the Indenture, Indenture Supplement or under this Agreement or would reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Acquired Business.

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               (q) The historical combined financial statements, together with the related notes, included in the Offering Document present fairly in all material respects the financial position of Jafra Cosmetics International (as defined in footnote 1 to such financial statements), which includes, among other entities, JCI and Grupo Jafra, as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, except as disclosed in the notes thereto; the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the estimated effects of the transactions or events described therein; and the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

               (r) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document there has been no material adverse change in, nor any development or event that would reasonably be expected to have a Material Adverse Effect or have a material adverse effect on, the condition (financial or other), business, properties or results of operations of the Acquired Business. Except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by Parent on any class of its capital stock.

               (s) None of the Issuers and the Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), and none of the Issuers and the Guarantors is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act that is required to be registered as such thereunder.

               (t) No securities of the Issuers of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

               (u) The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and Regulation S thereunder ("Regulation S"); and it is not necessary to qualify the Indenture under the Trust Indenture Act; provided that the foregoing representation and warranty assumes the accuracy of the representations, warranties and agreements of the Purchasers contained in Section 4 hereof.

               (v) None of the Issuers, Parent, any of their affiliates and any person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. Each of the Issuers, Parent, any of their affiliates and any person acting on their behalf has complied and will comply with the offering restrictions requirement of Regulation S. The Issuers and Parent have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement prior to its termination.

               (w) Other than in connection with the Acquisition, the proceeds to Issuers from the offering of the Offered Securities will not be used to purchase or carry any security.

      3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuers agree to sell to the Purchasers. and the Purchasers agree, severally and not jointly, to purchase from the Issuers, at a purchase price of (x) 97% of the aggregate principal amount thereof plus (y) accrued interest, if any, from April 30, 1998, to the Closing Date, the respective principal amounts set forth opposite the names of the several Purchasers in Schedule A hereto.

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      The Purchasers acknowledge that the U.S. Issuer will be severally obligated with respect to the payment of $60.0 million of principal of the Offered Securities, together with interest thereon (the "JCI Portion"), and that Jafra S.A. will be severally obligated with respect to the payment of $40.0 million of principal of the Offered Securities, together with interest thereon (the "Jafra S.A. Portion"). The Purchasers agree to purchase the Offered Securities from the Issuers on a several basis as between the Issuers, in the relative proportions of the JCI Portion and the Jafra S.A. Portion, respectively, and agree that the net proceeds of the sale of the Offered Securities and the net purchase price will be paid to each of the Issuers in that ratio.

      The Issuers will deliver the Offered Securities to CSFBC for the accounts of the Purchasers, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to CSFBC drawn to such order as the Issuers may direct, at the office of Debevoise & Plimpton, at 10:00 A.M., New York time, on April 30, 1998, or at such other time not later than seven full business days thereafter as CSFBC and the Issuers determine, such time being herein referred to as the "Closing Date." The Offered Securities so to be delivered will be in definitive fully registered form, in such denominations and registered in such names as CSFBC reasonably requests and will be made available for checking and packaging at the offices of Debevoise & Plimpton on the Closing Date.

      4. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Issuers that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

               (b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, has engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

               Terms used in this subsection (b) have the meanings given to them by Regulation S.

               (c) Each Purchaser severally agrees that it and each of its affiliates have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Issuers.

               (d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including but not limited to
(i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

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

               (e) Prior to or simultaneously with any confirmation of sale to any purchaser in the initial resale, each Purchaser will deliver to each such purchaser of the Offered Securities in connection with its original distribution of the Offered Securities, a copy of the Offering Document, as amended and supplemented at the date of such delivery.

               (f) Each of the Purchasers severally represents and agrees that
(i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

               (g) Each of the Purchasers severally represents and agrees that it has not publicly offered or sold and will not publicly offer or sell the Offered Securities in Mexico.

      5. Certain Agreements of the Issuers and Parent. Each Issuer and Parent, jointly and severally, agrees with the several Purchasers that:

               (a) The Issuers and Parent will advise CSFBC promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without CSFBC's consent (which consent will not be unreasonably withheld). If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers and Parent promptly will notify CSFBC of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither CSFBC's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

               (b) The Issuers will furnish to CSFBC copies of the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as CSFBC reasonably requests. At any time when the Offered Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and the Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Issuers will furnish or cause to be furnished to CSFBC (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuers will pay the expenses of printing and distributing to the Purchasers all such documents.

               (c) The Issuers will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and will continue such qualifications in effect so long as reasonably required for the initial resale of the Offered Securities by the Purchasers; provided that the Issuers and the Guarantors will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state or other jurisdiction or to subject themselves to taxation in respect of doing business in any state or other jurisdiction in which they are not otherwise so subject.

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               (d) During the period prior to the effectiveness of the Exchange
Offer Registration Statement or a Shelf Registration Statement, as the case may be, Parent will provide or cause to be provided to CSFBC and, upon request, to each of the other Purchasers, information substantially equivalent to the information that would be contained in the reports that would be filed by Parent with the Securities and Exchange Commission as provided in the Indenture if Parent were then subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, in each case within 15 days after the respective date on which such report would have been required to be so filed.

               (e) During the period of two years after the Closing Date, the Issuers and the Guarantors will, upon request, make available to each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

               (f) During the period of two years after the Closing Date, the Issuers will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them, except for Offered Securities purchased by the Issuers or any of their affiliates and resold in a transaction registered under the Securities Act.

               (g) The Issuers will pay all reasonable expenses (together with VAT where applicable) incidental to the performance of their obligations under this Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Offering Document and all amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in The Portal Market (PORTAL) and any expenses incidental thereto; (iv) the cost of any advertising approved by Issuers in connection with the issue of the Offered Securities; (v) for any expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC reasonably designates and the printing of memoranda relating thereto; (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities; and (vii) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchasers; provided, however,that except as provided in the next sentence of
            --------  -------
this Section 5(g) and Section 9, the Purchasers shall pay their own costs and expenses, including the costs and expenses of their counsel, any taxes on the Offered Securities which they may sell and the expenses of advertising and offering of the Offered Securities made by the Purchasers. The Issuers will also pay or reimburse the Purchasers (to the extent incurred by them prior to the Closing Date) for all reasonable travel expenses of the Purchasers and the Issuers' officers and employees and any other reasonable expenses of the Purchasers and the Issuers in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Purchasers.

               (h) In connection with the initial offering, until the earlier of
(i) such time as CSFBC shall have notified the Issuers and the other Purchasers of the completion by the Purchasers of the initial resale of the Offered Securities and (ii) 180 days after the Closing Date, none of the Issuers, the Guarantors and their affiliates has or will, either alone or with one or more other persons, bid for or purchase, for any account in which it has a beneficial interest, any Offered Securities or attempt to induce any person to purchase any Offered Securities; and none of the Issuers, the Guarantors and their affiliates will make bids or purchases, in any such case for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities. CSFBC agrees to give such notice promptly upon such completion.

               (i) For a period of 180 days after the Closing Date (if the sale of the Offered Securities by the Issuers to the Purchasers shall have occurred), none of the Issuers will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued by the Issuers and having a maturity of more than one year from the date of issue, except (i) promissory notes or other debt securities issued or guaranteed in immaterial amounts in the ordinary course of business and (ii) issuances of Exchange Securities pursuant to the Registration Rights Agreement. Except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, the Issuers will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

               (j) The Issuers and Parent will indemnify and hold harmless the Purchasers against any non-U.S. documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance and sale of the Offered Securities by the Issuers to the Purchasers and on the execution and delivery of this Agreement. All payments to be made by either Issuer or Parent hereunder shall be made without withholding or deduction for or on account of any present or future non-U.S. taxes, duties or governmental charges whatsoever unless either Issuer or Parent, as appropriate, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuers and Parent shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except to the extent such taxes arise because of some connection between any Purchaser and the foreign jurisdiction imposing such tax, other than the purchase of the Offered Securities.

               (k) The Issuers and the Guarantors will use their reasonable best efforts to have the Offered Securities admitted to trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market of the Nasdaq Stock Market, Inc.

               (l) On or before the Closing Date, (i) JCI (if the U.S. Surviving Company) and each of the Subsidiary Guarantors will authorize, and following the consummation of the Acquisition, execute and deliver one or more agreements or instruments, in form and substance reasonably satisfactory to the Purchasers, by which JCI (if the U.S. Surviving Company) and each of the Subsidiary Guarantors will become parties to this Agreement and (ii) each of the Issuers and the Guarantors will duly authorize, and following the consummation of the Acquisition (in the case of the Subsidiary Guarantors), execute and deliver the Registration Rights Agreement.

      6. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of each Issuer and Guarantor herein, to the accuracy of the statements of officers of each Issuer and Guarantor made pursuant to the provisions hereof, to the performance by each Issuer and Guarantor of its obligations hereunder, and to the following additional conditions precedent:

               (a) The Purchasers shall have received a letter, dated the date of this Agreement, of KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder ("Rules and Regulations") and substantially in the form of Exhibit D hereto, or otherwise in form and substance reasonably satisfactory to the Purchasers.

               (b) Subsequent to the execution of this Agreement, there shall not have occurred (i) any change, or any development or event that would reasonably be expected to result in a change, in the condition (financial or other), business, properties or results of operations of any Issuer or Guarantor which, in the reasonable judgment of the Purchasers, is material and adverse and makes it impracticable to proceed with the completion of the offering contemplated herein or the resale of and payment for the Offered Securities;
(ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or in the over-the-counter market; (iii) any banking moratorium declared by U.S. Federal or New York authorities or Mexican authorities; (iv) any outbreak or escalation of major hostilities in which the United States or Mexico is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Purchasers, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impracticable to proceed with completion of the offering contemplated herein or the resale of or payment for the Offered Securities; (v) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority, which in the reasonable opinion of the Purchasers materially and adversely affects, or will materially and adversely affect, the business or operations of Parent and its subsidiaries taken as a whole and the Acquired Business; or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Purchasers has a material adverse effect on the financial markets in the United States or in Mexico.

          (c) The Purchasers shall have received an opinion, dated the Closing Date, of Debevoise & Plimpton, the special New York counsel for the Issuers and Parent, substantially in the form of Exhibit A hereto, or otherwise in form and substance reasonably satisfactory to the Purchasers. In rendering such opinion, Debevoise & Plimpton may, as to matters governed by Mexican law and the laws of Luxembourg, rely upon or assume accuracy of the opinion of Ritch, Heather y Mueller, S.C. and Bonn & Schmitt, respectively. In addition, if JCI is the U.S. Surviving Company, the Purchasers shall have received an opinion, dated the Closing Date, of Loeb & Loeb or other California counsel reasonably satisfactory to the Purchasers, concerning JCI's corporate existence, corporate power and authority, and due authorization of the Indenture Supplement, Registration Rights Agreement and agreement or instrument by which JCI becomes a party hereto.

          (d) The Purchasers shall have received an opinion, dated the Closing Date, of Ritch, Heather y Mueller, S.C., special counsel for Jafra S.A. and its subsidiaries, substantially to the form of Exhibit B hereto, or otherwise in form and substance reasonably satisfactory to the Purchasers.

          (e) The Purchasers shall have received an opinion, dated the Closing date, of Bonn & Schmitt, special Luxembourg counsel for Parent, substantially in the form of Exhibit C hereto, or otherwise in form and substance reasonably satisfactory to the Purchasers.

          (f) The Purchasers shall have received from Cravath, Swaine and Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the U.S. Issuer, the validity of the Offered Securities and the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Issuers to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as CSFBC may reasonably require, and each Issuer and Parent shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine and Moore may rely as to all matters governed by Mexican law and the laws of Luxembourg upon the opinion of Ritch, Heather y Mueller, S.C. and Bonn & Schmitt, respectively.

          (g) The Purchasers shall have received from the Issuers and Parent certificates dated the Closing Date of the President or any Vice President and a principal financial or accounting officer in which such officers, to the best of their knowledge after reasonable investigation, shall state that, as of the Closing Date, the representations and warranties of the such Issuer or Parent, as appropriate, in this Agreement are true and correct (in the case of any such representation or warranty to the extent subject to a materiality qualification) or true and correct in all material respects (in the case of any such representation or warranty to the extent not subject to a materiality qualification), that such Issuer or Parent, as appropriate, has in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements contained in the Offering Document, there has been no material adverse change, nor any development or event that, in his reasonable judgment, would reasonably be expected to result in material adverse change, in the condition (financial or other), business, properties or results of operations of the Parent and its subsidiaries taken as a whole, except as set forth in or contemplated by the Offering Document or as described in such certificate.

          (h) The Purchasers shall have received from KPMG Peat Marwick LLP a letter dated the Closing Date bringing down to three days before the Closing Date the information set forth in its letter referred to in Section 6(a).

          (i) The Acquisition and related financings and transactions shall have been consummated substantially as described in the Offering Document.

          Each Issuer and Parent will furnish the several Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. CSFBC may in its reasonable discretion waive on behalf of the several Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of the Closing Date or otherwise.

     7. Indemnification and Contribution. (a) Each Issuer and Parent, jointly and severally, will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Issuers or
                             --------  -------
Parent will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers or Parent by any Purchaser through CSFBC specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided further, that the foregoing indemnity with respect to the preliminary offering circular shall not inure to the benefit of any Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, to the extent that any such losses, claims, damages or liabilities of such Purchaser result from a fact that such Purchaser sold Offered Securities to a person in an initial resale to whom there was not sent or given at or prior to the written confirmation of the sale of such Offered Securities, a copy of the final offering circular (as amended and supplemented), if the Issuers had previously furnished such amendments or supplements to such Purchaser prior to confirmation of the sale of such Offered Securities to such person by such Purchaser and the losses, claims, damages or liabilities of such Purchaser result from an untrue statement or omission of a material fact contained in the preliminary offering circular, which was corrected in the final offering circular.

         (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Issuers and the Guarantors, as appropriate, against any losses, claims, damages or liabilities to which any of the Issuers and the Guarantors may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers or the Guarantors by such Purchaser or through CSFBC specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers or the Guarantors in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Document furnished on behalf of each Purchaser: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers; the legend concerning over-allotments and stabilizing on page (iii); and paragraph four, the second and third sentences of paragraph six and paragraphs seven to nine under the caption "Plan of Distribution."

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (if such counsel is counsel to the indemnifying party and the representation of the indemnified party would present such counsel with a conflict of interest, the indemnified party will have the right to employ separate counsel, and the indemnifying party will bear the reasonable fees, costs and expenses of only one such separate counsel for all indemnified parties), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in which any indemnified party is a party to the extent such settlement is binding upon such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Issuers and the Guarantors in the offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or the Guarantors or the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

          (e) The obligations of each Issuer and Parent, as appropriate, under this Section shall be in addition to any liability which each Issuer or Parent may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls such Issuer or Parent, as appropriate, within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act.

          (f) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, CSFBC may make arrangements satisfactory to the Issuers for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to CSFBC and the Issuers for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuers, except as provided in
Section 9. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of each Issuer, Parent or their officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, Issuer, Parent or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuers and Parent shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuers and Parent and the Purchaser pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to
Section 8 or the occurrence of any event specified in Section 6(b), the Issuers and Parent will reimburse the Purchaser for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10.  Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department Transactions Advisory Group, or, if sent to the Issuers or the Parent, will be mailed, delivered or telegraphed and confirmed to it at Jafra Cosmetics International, 2451 Townsgate Road, Westlake Village, CA 91361, Attention:
Corporate Secretary; provided, however, that any notice to a Purchaser pursuant
                     --------  -------
to Section 7 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7(e), and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second sentence of Section 5(b) hereof against the Issuers and Parent as if such holders were parties thereto.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Each party hereto hereby submits to the jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of Parent and Jafra S.A. irrevocably appoints the U.S. Issuer as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to Jafra S.A. by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon Jafra S.A. in any such suit or proceeding. Each of Parent and Jafra S.A. further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of three years from the date of this Agreement.

     The obligation of Parent and Jafra S.A. in respect of any sum due to any Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Purchaser hereunder, Jafra S.A. agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Purchaser hereunder, such Purchaser agrees to pay to Jafra S.A. an amount equal to the excess of the dollars so purchased over the sum originally due to such Purchaser hereunder.

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among Parent, each Issuer and the several Purchasers in accordance with its terms.

                                 Very truly yours.

                                 CDRJ Acquisition Corporation,

                                 By /s/ Donald J. Gogel
                                   -------------------------------------------
                                   Name:  Donald J. Gogel
                                   Title: President


                                 Jafra Cosmetics International, S.A. de C.V.,

                                 By /s/ Donald J. Gogel
                                   -------------------------------------------
                                   Name:  Donald J. Gogel
                                   Title: President


                                 CDRJ Investments (Lux) S.A.,

                                 By /s/ Donald J. Gogel
                                   -------------------------------------------
                                   Name:  Donald J. Gogel
                                   Title: President

The foregoing Purchase Agreement
   is hereby confirmed and accepted
   as of the date first above written.

Credit Suisse First Boston Corporation
Chase Securities Inc.

By: Credit Suisse First Boston Corporation

      By ____________________________________
         Name:
         Title:

     If the foregoing is in accordance with the Purchasers' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among Parent, each Issuer and the several Purchasers in accordance with its terms.

                                 Very truly yours.

                                 CDRJ Acquisition Corporation,

                                 By__________________________________________
                                   Name:
                                   Title:


                                 Jafra Cosmetics International, S.A. de C.V.,

                                 By__________________________________________
                                   Name:
                                   Title:


                                 CDRJ Investments (Lux) S.A.,

                                 By__________________________________________
                                   Name:
                                   Title:

The foregoing Purchase Agreement
   is hereby confirmed and accepted
   as of the date first above written.

Credit Suisse First Boston Corporation
Chase Securities Inc.

By: Credit Suisse First Boston Corporation

      By  /s/ M. Rod Rivera
        -----------------------
         Name:  Director
         Title: M. Rod Rivera

                                   SCHEDULE A


     PURCHASERS                                PRINCIPAL AMOUNT OF
     ----------                                OFFERED SECURITIES
                                               -------------------

Credit Suisse First Boston Corporation              $ 70,000,000
Chase Securities Inc.                               $ 30,000,000

                                                    ------------
              Total                                 $100,000,000
                                                    ============

                                  SCHEDULE B


                              Reday, S.A. de C.V.

                       Distribuidora Venus, S.A. de C.V.

                            Dirsamex, S.A. de C.V.

                            Qualifax, S.A. de C.V.

                      Jafra Cosmetics, S. de R.L. de C.V.

                        Consultoria Jafra, S.A. de C.V.

                                   EXHIBIT A

                    Form of Opinion of Debevoise & Plimpton

                                [NOT INCLUDED]

                                   EXHIBIT B

               Form of Opinion of Ritch, Heather y Mueller, S.C.


                                April 30, 1998

Credit Suisse First Boston Corporation
and Chase Securities, Inc.
As Purchasers under the
Purchase Agreement
referred to below

Ladies and Gentlemen:

      We have acted as special Mexican counsel to Jafra Cosmetics International, S.A. de C.V. ("Jafra S.A.") in connection with the issuance and sale thereby of
               ----------
U.S.$100,000,000 11 3/4% Senior Subordinated Notes Due 2008 (the "Notes")
                                                                  -----
severally with CDRJ Acquisition Corporation (the "U.S. Issuer"), a Delaware
                                                  -----------
Corporation. The obligations of each such issuer under the Notes will be guaranteed by the other issuer on a senior subordinated basis, Jafra S.A.'s obligations under the Notes will be guaranteed by each of its existing and future subsidiaries, the U.S. Issuer's obligations under the Notes will be guaranteed by each of its existing and future subsidiaries and the obligations of both issuers will be guaranteed hy CDRJ Investments (Lux) S.A. (the "Parent"). Terms used herein which are not otherwise defined shall have the
 ------
respective meanings assigned thereto in the Purchase Agreement dated as of April 28, 1998 (the "Purchase Agreement") among Jafra S.A., the U.S. Issuer, the
               ------------------
Parent and the Purchasers relating to the issuance and sale of the Notes. This opinion is furnished to you pursuant to Section 6(d) of the Purchase Agreement.

      We have relied on originals or copies, certified or otherwise identified to our satisfaction, of all such records of Jafra S.A. and the Subsidiary Guarantors and such other instruments and other certificates of public officials, officers and representatives of Jafra S.A. and the Subsidiary Guarantors and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion expressed below.

      In rendering this opinion, we have assumed, without any independent investigation or verification or any kind, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, (ii) the due authority of the parties (other than Jafra S.A. and the Subsidiary Guarantors) executing each of the Purchase Agreement, as amended, the Registration Rights Agreement and the Indenture (including any supplement thereto), (iii) the validity, binding effect and enforceability of each of the Purchase Agreement, as amended, the Indenture (including any supplement thereto), the Registration Rights Agreement and the Notes under the laws of the State of New York, and (iv) that the Notes, when duly executed, authenticated, issued and delivered, will conform to the specimens thereof examined by us.

      We have made no independent investigation of the laws of the United States of America, as a basis for the opinion stated herein and have assumed that there is nothing in any such laws that affects our opinion.

      Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

      1. Jafra, S.A. and Grupo Jafra have been duly incorporated and are existing sociedades anonimas de capital variable under the laws of Mexico, with corporate power and authority to own properties and conduct their business as described in the Offering Document.

      2. Each of the Subsidiary Guarantors has been duly incorporated and is an existing corporation under the laws of Mexico with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; based upon the stockholders' registry book of each such company, all of the issued and outstanding capital stock of Jafra S.A., Grupo Jafra and each Subsidiary Guarantor has been duly authorized and validly issued and is fully paid and non-assessable and the capital stock of Jafra

S.A. and each Grupo Jafra is owned free from liens, encumbrances and defects except for the liens created under the Senior Credit Agreement and related security documents described in the Offering Document.

      3. Each of the Indenture (including any supplement thereto) and the Registration Rights Agreement has been duly authorized, executed and delivered by Jafra S.A. and each Subsidiary Guarantor; the Notes have been duly authorized, executed, authenticated, issued and delivered by Jafra S.A. and each Subsidiary Guarantor and conform to the description thereof contained in the Offering Document.

      4. The Jafra S.A. Cross Guarantee and the Subsidiary Guarantees have been duly authorized, executed, authenticated, issued and delivered, as appropriate by Jafra S.A. and each Subsidiary Guarantor, respectively.

      5. The Purchase Agreement, as amended, has been duly authorized, executed and delivered by Jafra S.A. and each Subsidiary Guarantor.

      6. No consent, approval, authorization or order of, or filing with, any Mexican governmental agency or body or court is required for the consummation of the transactions contemplated by the Purchase Agreement, as amended, in connection with the issuance and sale of the Notes by Jafra S.A., or the enforceability of the guarantees issued by Jafra S.A. and the Subsidiary Guarantors in connection thereto, except for the registration of the Notes with the Special Section of the National Registry of Securities and Intermediaries (Registro Nacional de Valores e Intermediarios) maintained by the Mexican
----------------------------------------------
National Banking and Securities Commission (Comision Nacional Bancaria y de
                                            -------------------------------
Valores), approval for which registration has been obtained and is in full force
-------
and effect and which registration will be completed upon the filing of certain documents therein.

      7. The execution, delivery and performance by Jafra S.A. and the Subsidiary Guarantors of the Indenture (including any supplement thereto), the Guarantees and the Purchase Agreement, as amended, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any rule or regulation of any Mexican governmental agency, or to our knowledge, of any agreement or instrument to which Jafra S.A. or any Subsidiary Guarantor is subject, or the estatutos sociales of Jafra S.A. and Subsidiary Guarantor and
                ------------------
Jafra S.A. has full power and authority to authorize, issue, sell and guarantee the Notes as contemplated by the Purchase Agreement, as amended.

     8. To our knowledge, neither Jafra, S.A. or any Subsidiary Guarantor is in violation of any Mexican statute, rule or regulation relating to the use, disposal or release of hazardous or toxic substances or relating to the protection of the environment or human exposure to hazardous or toxic substances (collectively, the "Environmental Laws") or is subject to any claim relating to
                    ------------------
any Environmental Laws, which violation or claim would individually or in the aggregate have a material adverse effect on Jafra, S.A. or its subsidiaries taken as a whole.

     9. To our knowledge, there are no pending actions, suits or proceedings against or affecting Jafra S.A. and/or the Subsidiary Guarantors, or any of their respective properties that, if determined adversely to Jafra S.A. and/or the Subsidiary Guarantors would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of Jafra S.A. and the Subsidiary Guarantors taken as a whole or would materially and adversely affect the ability of Jafra S.A. or any Subsidiary Guarantor to perform its obligations under the Indenture (including any supplement thereto), the Registration Rights Agreement or under the Purchase Agreement, as amended, or which are otherwise material in the context of the sale of the Notes and, to the best of our knowledge, no such actions, suits or proceedings are threatened.

     10. The choice of law provisions set forth in Section 13 of the Purchase Agreement will be recognized by the courts of Mexico; Jafra S.A. and each Subsidiary Guarantor can sue and be sued in their own name under the laws of Mexico; under the laws of Mexico, the submission of Jafra S.A. and the Subsidiary Guarantors to the jurisdiction of federal and state courts in the Borough of Manhattan in The City of New

York (each a "New York Court" and collectively the "New York Courts") is legal, valid and binding; any judgment obtained in a New York Court arising out of or in relation to the obligations of Jafra S.A. and any of the Subsidiary Guarantors under the Purchase Agreement, as amended, the Indenture (including any supplements thereto), the Jafra S.A. Guarantee, the Subsidiary Guarantees, the Registration Rights Agreement or the transactions contemplated thereby will be recognized in Mexico; provided that any judgment obtained against Jafra S.A. or any Subsidiary Guarantor in any of the New York Courts in respect of any sum payable by it under the Purchase Agreement, as amended, the Indenture (including any supplement thereto), the Notes, the Registration Rights Agreement and the Guarantees would be recognized and enforced by the courts of Mexico without re-examination of the issues pursuant to Articles 569 and 571 of the Federal Code of Civil Procedure and Article 1347A of the Commerce Code, which provide, inter alia, that any judgment rendered outside Mexico may be enforced by Mexican courts, provided that:
        --------

               (i) such judgment is obtained in compliance with legal requirements of the jurisdiction of the court rendering such judgment and in compliance with all legal requirements of the Purchase Agreement, the Indenture, the Guarantees, the Registration Rights Agreement or the Notes, as the case may be;

               (ii) such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam
                                                                -----------
                       action as opposed to an in rem action;
                                               ------

               (iii) service of process is made personally on Jafra S.A. or on the Subsidiary Guarantors or on a duly appointed process agent;

               (iv) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law;

                 (v) the applicable procedural requirements under the laws of Mexico with respect to the enforcement of foreign judgments (including the issuance of letters rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with;

                 (vi)    such judgment in the jurisdiction where obtained;

                 (vii) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties, pending before a Mexican court; and

                 (viii) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction.

      Subject to qualification (g) below, service of process effected in the manner set forth in Section 13 of the Purchase Agreement will be effective, in so far as the laws of Mexico is concerned, to confer valid personal jurisdiction over Jafra S.A. and the Subsidiary Guarantors and Jafra S.A. and the Subsidiary Guarantors have validly appointed the U.S. Issuer as their agent for the purpose described in Section 13 of the Purchase Agreement.

      11. The statements set forth in the Offering Document under the captions "Service of Process and Enforcement of Civil Liabilities," "Risk Factors-Judgements in Foreign Currencies," and "Taxation-Mexican Taxation" in each case, insofar as such statements constitute summaries of documents, and insofar as such statements purport to summarize or relate to provisions of Mexican laws and regulations, are accurate, complete and fair; and our opinion set forth in the Offering Document under the caption "Service of Process and Enforcement of the Civil Liabilities" is confirmed as of the date hereof.

      12. The indemnification and contribution provisions set forth in Section 8 of the Purchase Agreement do not contravene the public policy or laws of Mexico.

      13. To ensure the legality, validity, enforceability or admissibility into evidence of the Purchase Agreement, as amended, the Indenture (including any supplement thereto), the Notes or the Guarantees, it is not necessary that any of them or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in Mexico, or that any registration charge or stamp tax paid on or in respect of the Purchase Agreement, as amended, the Indenture (including any supplement thereto), the Notes, the Registration Rights Agreement or the Guarantees, or any other documents.

      14. The Purchase Agreement, as amended, the Indenture (including any supplement thereto), the Notes and the Guarantees are in proper legal form under the laws of Mexico for the enforcement thereof against Jafra S.A. and the Subsidiary Guarantors under the laws of Mexico.

      The foregoing opinion is subject to the following qualifications:

      (a) enforcement of the Purchase Agreement, as amended, the Indenture (including any supplement thereto), the Registration Rights Agreement and the Notes may be limited by bankruptcy, insolvency, suspension of payments, liquidation, reorganization, moratorium and other laws of general application relating to or affecting the rights of creditors generally;

      (b) in any proceedings brought to the courts of Mexico for the enforcement of the Purchase Agreement, as amended, the Indenture (including any supplement thereto), the Registration Rights Agreement and the Notes, or any judgment related thereto obtained in a foreign jurisdiction against Jafra, S.A. or the Subsidiary Guarantors, a Mexican court would apply Mexican procedural law in such proceedings;

      (c) in the event that proceedings are brought in Mexico seeking performance of Jafra S.A.'s or any of the Subsidiary Guarantors' obligations in Mexico, Jafra S.A. and the Subsidiary Guarantors may discharge their respective obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange prevailing in Mexico on the date when payment is made and, therefore, any currency indemnity provisions of the Purchase Agreement, as amended, the Indenture (including any supplement thereto), the Guarantee and the Registration Rights Agreement may not be enforceable under the laws of Mexico;

      (d) provisions of the Purchase Agreement, as amended, the Registration Rights Agreement or the Indenture (including any supplement thereto) granting discretionary authority to the Purchasers or the Trustee, cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirements from a competent authority to produce satisfactory evidence as to the basis of any determination; in addition, under Mexican law, Jafra S.A. and the Subsidiary Guarantors will have the right to contest in court any notice or certificate of any such Purchaser or the Trustee purporting to be conclusive and binding;

      (e) in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of the documents required in such proceedings prepared by a court-approved translator would have to be approved by the court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;

      (f) under the laws of Mexico labor claims, claims of tax authorities for unpaid taxes, Social Security quotas and Workers' Housing Fund quotas, will have priority over claims of holders of the Notes;

      (g) with respect to provisions contained in the Purchase Agreement, as amended, the Registration Rights Agreement and the Indenture (including any supplement thereto) in connection with service of process, it should be noted that service of process by mail does not constitute personal service of process under Mexican law and, since such service is considered to be a basic procedural requirement, if for purposes of proceedings outside Mexico service of process is made by mail, a final judgment based on such process would not be enforced by the courts of Mexico; and

      (h) we note that a Mexican court could hold that the consent to jurisdiction provision contained in the Registration Rights Agreement does not comply with Mexican legal requirements to be considered valid and, therefore, a Mexican court could deny the enforcement in Mexico of a foreign judgment issued against the Jafra, S.A. or any Subsidiary Guarantor under the Registration Rights Agreement.

   We express no opinion as to any laws other than the laws of Mexico.

   This opinion is addressed to you solely for your benefit in connection with the issue and sale of the Notes. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express written consent.

                                 Very truly yours,

                                    RITCH, HEATHER Y MUELLER, S.C.

                                   EXHIBIT C

                       Form of Opinion of Bonn & Schmitt

                 _____________________________________________


                    FORM OF OPINION OF BONN & SCHMITT TO BE
                      DELIVERED PURSUANT TO SECTION 6(e)



                                   CREDIT SUISSE FIRST BOSTON
                                   CORPORATION
                                   CHASE SECURITIES INC.
                                   C/O CREDIT SUISSE FIRST BOSTON
                                   CORPORATION
                                   Eleven Madison Avenue

                                   USA - NEW YORK, NY  10010-3629
                                   ------------------------------

                                   Luxembourg, April 30, 1998


      RE.:  JAFRA - USD 100,000,000 % SENIOR SUBORDINATED NOTES DUE 2008
      -------------------------------------------------------------------


      We have acted as counsel to CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme (the "PARENT") in connection with the execution and delivery today of, and the consummation of the transactions contemplated by, the Purchase Agreement dated as of April 28, 1998 (the "PURCHASE AGREEMENT"), among the Parent, CDRJ Acquisition Corporation, Jafra Cosmetics International, S.A. de C.V., and the financial institutions party thereto as purchasers (the "PURCHASERS"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. This opinion is being delivered to you pursuant to Section 6(e) of the Purchase Agreement.

      We have examined the following:

      1. the Purchase Agreement and the LETTER AGREEMENT related thereto (the "Letter Agreement");

          2.  the INDENTURE AND INDENTURE SUPPLEMENT;

          3.  the REGISTRATION RIGHTS AGREEMENT;

          4.  the PARENT GUARANTEE as set forth in the Indenture;

          5. an offering circular in relation with the issue of the Offered Securities (the "OFFERING CIRCULAR");

          6.  a resolution by the board of directors and of the shareholders of
              the Parent dated        ;

          7.  the articles of incorporation of the Parent; and

          8.  such other documents as we have deemed necessary.

          The Purchase Agreement, the Indenture, the Registration Rights Agreement and the Parent Guarantee are together referred to as the "ISSUE DOCUMENTS".

          For the purposes of this opinion, we have assumed:

      (a) that the execution and delivery of the Issue Documents are within the capacity, power and authority of the parties thereto, other than Parent, and that these Issue Documents have been duly authorized, executed and delivered by, and are binding upon, all such parties, other than Parent;

      (b) the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us;

      (c) that all authorizations and consents of any public authority of any country other than the Grand-Duchy of Luxembourg which may be required in connection with the execution and delivery of the Issue Documents and the issue of the Offered Securities have been or will be obtained;

      (d) that the documents are substantially in the form of the drafts or copies we have examined;

      (e) the legality, validity and enforceability of the Issue Documents and all other documents related to this transaction under their governing laws (other than the laws of Luxembourg).

          On the basis of the foregoing and subject to the qualifications listed below, we are, as of the date hereof, of the opinion that:

          (i) Parent has been duly incorporated and is an existing corporation under the laws of Luxembourg, with the corporate power and authority to own properties and conduct its businesses as described in the Offering Circular;

          (ii) The Issue Documents have been duly authorized, executed and delivered by Parent;

          (iii) No consent, approval, authorization or order of, or filing with, any Luxembourg governmental agency or any court is required for the consummation of the transactions contemplated by the Issue Documents;

          (iv) The execution, delivery and performance of the Issue Documents and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation or order of any Luxembourg governmental agency or, to our knowledge, any agreement or instrument to which Parent is a party or by which Parent is bound or to which any of the properties of Parent is subject, or the articles of incorporation of Parent, except for breaches, violations or defaults that would not reasonably be expected to have a material adverse effect on the earnings, financial condition or business of Parent and its subsidiaries taken a whole; and Parent has full corporate power and authority to guarantee the Offered Securities as contemplated by the Issue Documents;

          (v) The choice of law provisions set forth in Section 13 of the Purchase Agreement will be recognized by the courts of Luxembourg; Parent may sue or be sued in its own name under the laws of Luxembourg; under the laws of Luxembourg the submission of Parent to the jurisdiction of federal and state courts in the Borough of Manhattan in the City of New York (each a "New York Court" and collectively the "New York Courts") is legal, valid and binding; any judgment obtained in a New York Court arising out of or in relation to the obligations of Parent under the Issue Documents or the transactions contemplated hereby will be recognized in

Luxembourg, subject to and in accordance with applicable rule on enforcement of foreign judgment; service of process effected in the manner set forth in Section 13 of the Purchase Agreement will be effective, in so far as the laws of Luxembourg are concerned, to confer valid personal jurisdiction over Parent; and Parent has validly appointed the Authorized Agent as its agent for the purpose described in the Section 13;

         (vi) The statements set forth in the Preliminary Offering Circular under the captions "Service of Process and Enforcement of Civil Liabilities" and "Taxation Luxembourg Taxation", insofar as such statements constitute summaries of documents, and insofar as such statements purport to summarize or relate to provisions of the laws the Luxembourg and regulations, are accurate, complete and fair, and such counsel's option set forth in the Offering Circular under the caption "Service of Process and Enforcement of the Civil Liabilities" is confined as of the date hereof;

         (vii) Except as described in the Offering Circular, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable to Luxembourg or any political subdivision or taxing authority thereof or therein by or on behalf of the Purchasers that are not residents of Luxembourg nor are engaged in trade or business through a permanent establishment in Luxembourg for purposes of Luxembourg taxation in connection with (A) the authorization, issuance, sale and delivery by each Issuer and the Guarantors of the Offered Securities to the Purchasers, (B) the sale and delivery outside Luxembourg by the Purchasers of the Offered Securities to the initial purchases thereof or (C) on or virtue of execution, delivery or enforcement of the Issue Documents or the Offered Securities, save that registration may be ordered and a registration fee of 0,24 per cent on the total amount involved might become payable if the Issue Documents were to be exhibited before a Luxembourg Court or a Luxembourg official authority (autorite constituee); in practice, the registration is very rarely ordered;

         (viii) The indemnification and contribution provisions set forth in
Section 8 of the Purchase Agreement do not contravene the public policy or laws of Luxembourg; and

         (ix) No Luxembourg governmental authorization is required to effect payments of principal, premium, if any, and interest (including any Additional Amounts due and payable thereon) on the Offered Securities or any payment in respect of the Parent Guarantee.

          The opinions expressed herein are subject to the following qualifications:

      (a) the obligations of Parent under the Issue Documents and the Offered Securities and the enforceability of the Issue Documents and the Offered Securities will be subject to and may be limited by any applicable bankruptcy, liquidation, insolvency or other laws of similar effect relating to or affecting the enforcement of creditors' rights generally;

      (b) the enforcement of the Issue Documents and the rights and obligations of the parties thereto will be subject to the general statutory principles of Luxembourg law and no opinion is given herein as to the availability of any specific performance remedy, other than monetary damages, for the enforcement of any obligation of Parent and this opinion should not be taken to imply that a Luxembourg Court will necessarily grant any remedy, in particular, orders for specific performance and injunctions will not be available;

      (c) where any obligations are to be performed or observed or are based upon a matter arising in a jurisdiction outside Luxembourg they may not be enforceable under Luxembourg law if and to the extent such performance or observance would be unlawful, unenforceable, or contrary to public policy under the laws of such jurisdiction;

      (d) a Luxembourg Court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party before a Luxembourg Court and a Luxembourg Court may not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before the Court;

      (e) whilst, in the event of any proceedings being brought in a Luxembourg Court in respect of a monetary obligation expressed to be payable in a currency other than Luxembourg francs, a Luxembourg Court would have power to give judgment expressed as an order to pay a currency other than Luxembourg francs, enforcement of the judgement against the Parent in Luxembourg would be available only in Luxembourg francs and for such purposes all claims or debts are converted into Luxembourg francs normally at the prevailing exchange rate on the date of payment;

      (f) claims may become barred under the statutory limitation period rules or may be or become subject to defenses of set-off or counterclaims;

      (g) any determination or certificates made or given pursuant to the provisions of the Issue Documents which provide for such determination or certificate to be final, conclusive or binding might not necessarily be held under Luxembourg law to be final, conclusive or binding;

      (h) we express no opinion as to whether any provision in the Issue Documents conferring a right of set-off or similar right would be effective against a bankruptcy receiver, liquidator or a creditor;

      (i) a contractual provision conferring or imposing a remedy, an obligation or penalty consequent upon default may not be fully enforceable if it were construed by a Luxembourg Court as constituting an excessive pecuniary remedy;

      (j) as regards jurisdiction, a Luxembourg Court may stay proceedings if concurrent proceedings based on the same grounds and between the same parties have been brought previously before another Court;

      (k) a contractual provision allowing the service of process against the Parent to a service agent would not preclude the Luxembourg statutory provisions allowing the valid servicing of process against the Parent at its domicile;

      (l) apart from that given in paragraphs (vi) and (vii) no opinion is given as to the taxation consequences of the transactions contemplated by the Agreements.

          This opinion is strictly limited to the matters of Luxembourg law stated herein and is not to be read as extending by implication to any other matters. It is addressed to you only and for your sole benefit.

          This opinion is governed by Luxembourg law and the Luxembourg Courts have exclusive jurisdiction in respect thereto.

                                   EXHIBIT D

               Form of Comfort Letter from KPMG Peat Marwick LLP

April 27, 1998


Clayton, Dubilier & Rice
Fund V Limited Partnership
1043 Foulk Road, Suite 106
Wilmington, Delaware 19803

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York 10010

Chase Securities Inc.
270 Park Avenue
New York, New York 10017

Dear Sirs:

We have audited the combined balance sheets of Jafra Cosmetics International (the "Company") as of December 31, 1997 and 1996, and the combined statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, included in the Confidential Preliminary Offering Circular issued by the Company under Rule 144A of the Securities Act of 1933 (the "Act"); our reports with respect thereto are also included in that Confidential Preliminary Offering Circular. The Confidential Offering Circular, dated April 27, 1998, is herein referred to as the Offering Circular.

In connection with the Offering Circular:

[LOGO of KPMG Peat Marwick]

Jafra Cosmetics International
Credit Suisse First Boston Corporation
Chase Securities Inc.
April 27, 1998
Page 2

1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the SEC.

2. In our opinion, the combined financial statements audited by us and included in the Offering Circular comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations.

3. We have not audited any combined financial statements of the Company as of any date or for any period subsequent to December 31, 1997; although we have conducted an audit of the Company's combined financial statements for the year December 31, 1997, the purpose and therefore the scope of the audit was to enable us to express our opinion on the combined financial statements as of December 31, 1997, and for the year then ended, but not on the combined financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited combined statement of operations data for the three-month periods ended March 31, 1998 and 1997, included in the Offering Circular, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 1997.

4. For purposes of this letter, we have read the minutes of the meetings of the shareholders and the board of directors of the Company as set forth in the minute books at April 15, 1998, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to April 24, 1998, as follows (our work did not extend to the period from April 25, 1998 to April 27, 1998):

     (a) With respect to the period from January 1, 1998, to March 31, 1998, we have -

          (i)  Read the unaudited combined financial statements of the Company as of and for the three-month periods ended March 1998 and 1997 furnished us by the Company, officials of the Company having advised us that no such financial statements as
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Credit Suisse First Boston Corporation
Chase Securities Inc.
April 27, 1998
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                of any date or for any period subsequent to March 31, 1998, were available.

          (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited combined financial statements referred to in (a)(i) are stated on a basis substantially consistent with that of the audited combined financial statements included in the Offering Circular.

     The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the procedures noted in 4a, however, that caused us to believe that -

     (i) At March 31, 1998, there was any change in the capital stock, increase in long-term debt, or decrease in combined net current assets or divisional equity of the combined companies as compared with amounts shown in the December 31, 1997 combined balance sheet included in the Offering Circular, or

     (ii) for the period from January 1, 1998 to March 31, 1998, there were any decreases, as compared to the corresponding period in the preceding year, in combined net sales or in net income.

6. As mentioned in 4a, Company officials have advised us that no combined financial statements as of any date or for any period subsequent to March 31, 1998 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after March 31, 1998 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at April 26, 1998, there was any change in the capital stock, increase in long-term debt or any decreases in
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Chase Securities Inc.
April 27, 1998
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     combined net current assets or divisional equity of the combined companies as compared with amounts shown on the December 31, 1997 combined balance sheet included in the Offering Circular or (b) for the period from April 1, 1998 to April 26, 1998, there were any decreases, as compared with the corresponding period in the preceding year, in combined net sales or in net income. On the basis of these inquires and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease.

7.   At your request, we also performed the following procedures:

     a. Read the unaudited pro forma combined balance sheet as of December 31, 1997, and the unaudited pro forma combined statement of operations for the year ended December 31, 1997, included in the Offering Circular.

     b. Inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether all significant assumptions regarding (i) the Acquisition of the worldwide Jafra business by Parent and its subsidiaries; (ii) the receipt of proceeds for the offering of the Notes and the initial borrowings under the Senior Credit Agreement; and (iii) the payment of fees and expenses related to the Acquisition and aforementioned financings, had been reflected in the pro forma adjustments and whether the unaudited pro forma combined financial statements referred to in 7a comply as to form in all material respects with the applicable accounting requirements of the rule 11-02 of Regulation S-X.

          Those officials referred to above stated, in response to our inquiries, that all significant assumptions regarding the acquisition had been reflected in the pro forma adjustments and that the unaudited pro forma combined financial statements referred to in a comply as to form in all material respects with the applicable accounting requirements of rule 11-02 of the Regulation S-X.

     c. Compared the historical financial information for the Company included on pages 26 and 30 of the Offering Circular with the historical
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Credit Suisse First Boston Corporation
Chase Securities Inc.
April 27, 1998
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          information to the audited combined financial statements of the
          Company, included elsewhere in the Offering Circular, and found them to be in agreement.

     d. Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined financial statements.

          The foregoing procedures are less in scope than an examination, the objective of which is the expression of an opinion on management's assumption, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. We make no representation about the sufficiency of the foregoing procedures for your purposes.

          Nothing came to our attention as a result of the procedures above, however, that caused us to believe that the unaudited pro forma combined financial statements referred to in 7a included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical financial amounts in the compilation of those statements. Had we performed additional procedures or had we made an examination of the pro forma combined financial statements, other matters might have come to our attention that would have been reported to you.

8. For purposes of this letter, we have also read the items identified by you on the attached copy of the Offering Circular, and have performed the following procedures, which were applied as indicated with respect to the letters explained below:

     A Compared the amount with the Company's audited combined financial statements or amounts derived from the Company's audited combined financial statements included in the Offering Circular for the period indicated and found them to be in agreement.
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Chase Securities Inc.
April 27, 1998
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     B    Compared the amount or percentage to a schedule or report prepared by the Company, as rounded, and found them to be in agreement. Compared the amounts on the schedule or report to corresponding amounts contained in or derived from the Company's accounting records and found them to be in agreement. We also recalculated the percentages based upon information contained within the schedule or report prepared by the Company.

     C    Not used.

     D Recalculated amount or percentage based on amounts derived from the Company's audited combined financial statements and found them to be in agreement.

     E Agreed to the Company's worldwide consolidated financial statements (adjusted for combining entries) prepared in conjunction with the Gillette worldwide financial statements, and found them to be in agreement. In addition, we recalculated the amounts of "EBITDA" and "ratio of earnings to fixed charges" included in Selected Historical Combined Financial Data on page 32, and found them to be in agreement.

     F Agreed to the Company's consolidated financial statements (adjusted for combining entries) as of and for the three-month periods ended March 31, 1998 and 1997, and found them to be in agreement. See paragraph 4.

     G Compared the amount or the percentage to a schedule or report prepared by the Company, as rounded, and found them to be in agreement. We also recalculated the percentages based upon information contained within the schedule or report prepared by the Company.

     H Compared amount to a schedule or report prepared by the Company, as rounded, and found them to be in agreement.

     I Compared amount to a schedule or report prepared by the Company, as rounded, and found them to be in agreement. We make no representation as to what constitutes a sales representative or that the individuals
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Credit Suisse First Boston Corporation
Chase Securities Inc.
April 27, 1998
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          included on such a schedule are sales representatives. We also recalculated the percentages based upon information contained within the schedule or report prepared by the Company.

     J Compared amount to a schedule or report prepared by the Company, as rounded, and found them to be in agreement. We make no representation as to what constitutes new product introductions or that the products included on the schedule were introduced during the periods represented.

     K Compared amount to a schedule or report prepared by the Company, as rounded, and found them to be in agreement. We make no representation as what comprises capital expenditures for "infrastructure" or that the description noted on the schedule represents an expenditure for "infrastructure."

     L Compared amount to a schedule or report prepared by the Company, as rounded, and found them to be in agreement. We make no representation as what constitutes an employee or that the individuals included on the schedule were employees of the Company.

9. Our audit of the combined financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those included in the attached Offering Circular, and, accordingly, we express no opinion thereon.

10. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages referred to in paragraph 8 above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Circular and make no
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Credit Suisse First Boston Corporation
Chase Securities Inc.
April 27, 1998
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     representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

11. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the senior subordinated notes covered by the Offering Circular, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of senior subordinated notes, nor is it to be filed with or referred to in whole or in part in the Offering Circular or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Offering Circular.


                                 Very truly yours,